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FOR IMMEDIATE RELEASE
DATE: July 24, 2025

HERITAGE FINANCIAL ANNOUNCES SECOND QUARTER 2025 RESULTS AND DECLARES REGULAR CASH DIVIDEND OF $0.24 PER SHARE

Second Quarter 2025 Highlights
•Net income was $12.2 million, or $0.36 per diluted share, compared to $13.9 million, or $0.40 per diluted share, for the first quarter of 2025.
~~•~~Results included a pre-tax loss on sale of securities of $6.9 million resulting in a negative impact of $0.15 per diluted share.
•Net interest margin increased to 3.51%, from 3.44% for the first quarter of 2025.
•Yield on loans increased to 5.50%, from 5.45% for the first quarter of 2025.
•Cost of interest bearing deposits increased to 1.94%, from 1.92% for the first quarter of 2025.
~~•~~Declared a regular cash dividend of $0.24 per share on July 23, 2025.

Olympia, WA - Heritage Financial Corporation (Nasdaq GS: HFWA) (the “Company", ”we," or "us"), the parent company of Heritage Bank (the "Bank"), today reported net income of $12.2 million for the second quarter of 2025, compared to $13.9 million for the first quarter of 2025 and $14.2 million for the second quarter of 2024. Diluted earnings per share for the second quarter of 2025 were $0.36 compared to $0.40 for the first quarter of 2025 and $0.41 for the second quarter of 2024.
In the second quarter of 2025, the Company incurred a pre-tax loss of $6.9 million on the sale of investment securities in connection with the strategic repositioning of its balance sheet, which decreased diluted earnings per share by $0.15 for the quarter. The Company sold $91.6 million of investment securities with an average book yield of 2.63%. Net proceeds from the sale were used to purchase $56.4 million in investment securities with an average book yield of 5.06% and fund new loans originated during the quarter. The Company also incurred pre-tax losses on the sale of investment securities in connection with balance sheet repositioning during the first quarter of 2025 and second quarter of 2024 in the amounts of $3.9 million and $1.9 million, respectively, which decreased diluted earnings per share by $0.09 and $0.04, respectively, for such quarters.
In addition, the Company surrendered $8.5 million of its bank owned life insurance ("BOLI") portfolio during the second quarter of 2025, incurring tax expense related to the surrender of BOLI of $515,000 which decreased diluted earnings per share by $0.02 for the quarter.
Bryan McDonald, Chief Executive Officer of the Company, commented, "We are pleased with the continued growth in core earnings, both compared to the prior quarter and to the same quarter in the prior year. This is partly due to the ongoing expansion of our net interest margin, due mostly to increases in yields on loans and investment securities. Despite a seasonal decline in deposit balances in the second quarter, our total deposits have increased $100 million since year-end 2024. We continue to strategically reposition our balance sheet to improve future profitability and will consider investment in new production teams when favorable opportunities are presented. Although these actions may impact current earnings, we believe future earnings will be enhanced and we are optimistic that the combination of our strong balance sheet and prudent risk management will provide sustainable long-term returns for our shareholders."

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(Dollars in thousands, except per share amounts)
Net income	$12,215	$13,911	$14,159
Diluted earnings per share	$0.36	$0.40	$0.41
Adjusted diluted earnings per share (1)	$0.53	$0.49	$0.45
Return on average assets(2)	0.70%	0.79%	0.80%
Return on average common equity(2)	5.57	6.51	6.75
Return on average tangible common equity(1)(2)	7.85	9.22	9.74
Adjusted return on average tangible common equity(1)(2)	11.59	11.21	10.74
Net interest margin(2)	3.51	3.44	3.27
Cost of total deposits(2)	1.40	1.38	1.34
Efficiency ratio	72.7	71.9	69.4
Adjusted efficiency ratio(1)	64.9	67.3	67.1
Noninterest expense to average total assets(2)	2.34	2.36	2.21
Total assets	$7,070,641	$7,129,862	$7,059,857
Loans receivable	4,774,855	4,764,848	4,532,615
Total deposits	5,784,413	5,845,335	5,515,652
Loan to deposit ratio(3)	82.5%	81.5%	82.2%
Book value per share	$26.16	$25.85	$24.66
Tangible book value per share(1)	18.99	18.70	17.56
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.
(3) Loans receivable divided by total deposits.

Balance Sheet
Total investment securities decreased $67.6 million, or 4.8%, to $1.35 billion at June 30, 2025 from $1.41 billion at March 31, 2025. As previously noted, the Company sold $91.6 million of investment securities at a pre-tax loss of $6.9 million during the quarter as part of its strategic balance sheet repositioning. In addition, there were investment maturities and repayments of $40.8 million during the second quarter of 2025. The decrease was partially offset by investment security purchases of $56.4 million during the second quarter of 2025 and an $8.0 million decrease in unrealized losses on available for sale securities.
The following table summarizes the composition of the Company's investment securities portfolio at the dates indicated:

	June 30, 2025		March 31, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities available for sale, at fair value:
U.S. government and agency securities	$11,510	0.9%	$11,436	0.8%	$74	0.6%
Municipal securities	50,215	3.7	50,725	3.6	(510)	(1.0)
Residential CMO and MBS(1)	317,214	23.6	356,860	25.2	(39,646)	(11.1)
Commercial CMO and MBS(1)	260,720	19.3	275,840	19.6	(15,120)	(5.5)
Corporate obligations	10,010	0.7	11,830	0.8	(1,820)	(15.4)
Other asset-backed securities	6,783	0.5	9,651	0.7	(2,868)	(29.7)
Total	$656,452	48.7%	$716,342	50.7%	$(59,890)	(8.4)%

	June 30, 2025		March 31, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities held to maturity, at amortized cost:
U.S. government and agency securities	$151,274	11.2%	$151,246	10.7%	$28	—%
Residential CMO and MBS(1)	232,244	17.3	239,351	16.9	(7,107)	(3.0)
Commercial CMO and MBS(1)	306,304	22.8	306,964	21.7	(660)	(0.2)
Total	$689,822	51.3%	$697,561	49.3%	$(7,739)	(1.1)%

Total investment securities	$1,346,274	100.0%	$1,413,903	100.0%	$(67,629)	(4.8)%
    (1) U.S. government agency and government-sponsored enterprise CMO and MBS

Loans receivable increased $10.0 million, or 0.2%, to $4.77 billion at June 30, 2025 from $4.76 billion at March 31, 2025. New loans funded increased during the second quarter of 2025 to $139.9 million, compared to $95.8 million during the first quarter of 2025. New loan commitments increased during the second quarter of 2025 to $267.6 million compared to $201.0 million during the first quarter of 2025, reflecting the seasonality of loan originations. Loan prepayments decreased to $58.9 million during the quarter, compared to $79.9 million during the prior quarter. Loan payoffs increased to $51.0 million, compared to $47.5 million in the prior quarter.
Commercial and industrial loans decreased $19.7 million, or 2.3%, during the second quarter, due primarily to pay downs on outstanding balances, partially offset by new loan production of $18.7 million. Owner-occupied commercial real estate ("CRE") loans increased $29.6 million, or 3.0%, during the second quarter, due primarily to new loan production of $49.1 million, offset by pay downs on outstanding balances. Non-owner occupied CRE loans increased $24.0 million, or 1.3%, during the quarter, due primarily to new loan production of $57.8 million, offset by pay downs on outstanding balances. Residential construction and commercial and multifamily construction loans decreased $19.9 million or 4.4%, due primarily to pay downs on outstanding balances.
The following table summarizes the Company's loans receivable at the dates indicated:

	June 30, 2025		March 31, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$831,096	17.4%	$850,764	17.9%	$(19,668)	(2.3)%
Owner-occupied CRE	1,014,891	21.3	985,272	20.7	29,619	3.0
Non-owner occupied CRE	1,939,752	40.7	1,915,788	40.1	23,964	1.3
Total commercial business	3,785,739	79.4	3,751,824	78.7	33,915	0.9
Residential real estate	383,927	8.0	393,301	8.3	(9,374)	(2.4)
Real estate construction and land development:
Residential	78,070	1.6	76,108	1.6	1,962	2.6
Commercial and multifamily	355,268	7.4	377,100	7.9	(21,832)	(5.8)
Total real estate construction and land development	433,338	9.0	453,208	9.5	(19,870)	(4.4)
Consumer	171,851	3.6	166,515	3.5	5,336	3.2
Loans receivable	$4,774,855	100.0%	$4,764,848	100.0%	$10,007	0.2

Total deposits decreased $60.9 million, or 1.0%, to $5.78 billion at June 30, 2025 from $5.85 billion at March 31, 2025. Non-maturity deposits decreased by $57.3 million, or 1.2%, from March 31, 2025 due primarily to a decline in customer balances in noninterest bearing demand and interest bearing demand accounts. The decrease in non-maturity deposits was partially offset by an increase of $27.1 million in money market accounts as customers transferred balances into these higher yielding accounts. Although total deposits at June 30, 2025 decreased from March 31, 2025, average total deposits increased $35.4 million during the second quarter of 2025.

The following table summarizes the Company's total deposits at the dates indicated:

	June 30, 2025		March 31, 2025		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$1,584,231	27.4%	$1,621,890	27.7%	$(37,659)	(2.3)%
Interest bearing demand deposits	1,487,208	25.7	1,525,522	26.1	(38,314)	(2.5)
Money market accounts	1,308,952	22.6	1,281,891	21.9	27,061	2.1
Savings accounts	422,372	7.3	430,749	7.4	(8,377)	(1.9)
Total non-maturity deposits	4,802,763	83.0	4,860,052	83.1	(57,289)	(1.2)
Certificates of deposit	981,650	17.0	985,283	16.9	(3,633)	(0.4)
Total deposits	$5,784,413	100.0%	$5,845,335	100.0%	$(60,922)	(1.0)%
Total borrowings decreased $1.2 million to $263.2 million at June 30, 2025 from $264.4 million at March 31, 2025. All outstanding borrowings at June 30, 2025 were with the Federal Home Loan Bank ("FHLB") and mature within one year.
Total stockholders' equity increased $6.7 million, or 0.8%, to $888.2 million at June 30, 2025 compared to $881.5 million at March 31, 2025 due primarily to $12.2 million of net income recognized for the quarter. The increase in total stockholders' equity was also due to a $6.2 million decrease in accumulated other comprehensive loss as a result of losses recognized on sales of investment securities in connection with balance sheet repositioning efforts. These increases were partially offset by $8.3 million in dividends paid to common shareholders and $4.6 million of stock repurchases.
The Company and Bank continued to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized” at June 30, 2025.
The following table summarizes the capital ratios for the Company at the dates indicated:

	June 30, 2025	March 31, 2025
Stockholders' equity to total assets	12.6%	12.4%
Tangible common equity to tangible assets (1)	9.4	9.3
Common equity tier 1 capital ratio (2)	12.2	12.2
Leverage ratio (2)	10.3	10.2
Tier 1 capital ratio (2)	12.6	12.6
Total capital ratio (2)	13.6	13.6

(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The allowance for credit losses ("ACL") on loans as a percentage of loans receivable was 1.10% at June 30, 2025 compared to 1.09% at March 31, 2025. The increase in the ACL as a percentage of loans was due primarily to changes in the weighted average life of the loans in the real estate construction and land development segment. During the second quarter of 2025, the Company recorded an $863,000 provision for credit losses on loans, compared to a $9,000 reversal of provision for credit losses on loans during the first quarter of 2025. The provision for credit losses on loans recognized during the second quarter of 2025 was due primarily to charge-offs of $494,000 and secondarily to growth in balances of collectively evaluated loans.
During the second quarter of 2025, the Company recorded a $93,000 provision for credit losses on unfunded commitments compared to a $60,000 provision during the first quarter of 2025. The provision for credit losses on unfunded commitments during the second quarter of 2025 was due primarily to an increase in the unfunded exposure on construction loans.

The following table provides detail on the changes in the ACL on loans and the ACL on unfunded commitments, and the related provision for (reversal of) credit losses for the periods indicated:

	As of or for the Quarter Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$52,160	$647	$52,807	$52,468	$587	$53,055	$49,736	$976	$50,712
Provision for (reversal of) credit losses	863	93	956	(9)	60	51	1,470	(202)	1,268
(Net charge-offs) / recoveries	(494)	—	(494)	(299)	—	(299)	13	—	13
Balance, end of period	$52,529	$740	$53,269	$52,160	$647	$52,807	$51,219	$774	$51,993

Credit Quality
Classified loans (loans rated substandard or worse) increased $35.3 million from the prior quarter, resulting in the percentage of classified loans to loans receivable increasing to 2.1% at June 30, 2025 compared to 1.4% at March 31, 2025. The Company downgraded $38.2 million of loans to substandard during the second quarter of 2025, including, non-owner occupied CRE loans of $16.3 million, commercial and industrial loans of $9.7 million, commercial and multifamily construction loans of $6.0 million, and owner occupied CRE loans of $5.7 million.
The following table illustrates total loans by risk rating and their respective percentage of total loans at the dates indicated:

	June 30, 2025		March 31, 2025
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Risk Rating:
Pass	$4,560,994	95.5%	$4,586,757	96.2%
Special Mention	114,146	2.4	113,704	2.4
Substandard	99,715	2.1	64,387	1.4
Total	$4,774,855	100.0%	$4,764,848	100.0%
Nonaccrual loans increased by $5.4 million during the second quarter of 2025 due primarily to the migration of a $6.0 million commercial and multifamily construction loan and a $1.7 million commercial and industrial loan. These increases were partially offset by a $2.0 million pay down on a commercial real estate loan. The following table illustrates changes in nonaccrual loans during the periods indicated:

	Quarter Ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(Dollars in thousands)
Balance, beginning of period	$4,438	$4,079	$4,792
Additions	7,922	832	549
Net principal payments and transfers to accruing status	(2,041)	(214)	(483)
Payoffs	—	(38)	(769)
Charge-offs	(454)	(221)	(263)
Balance, end of period	$9,865	$4,438	$3,826
Nonaccrual loans to loans receivable	0.21%	0.09%	0.08%

Liquidity
Total liquidity sources available at June 30, 2025 were $2.38 billion. This includes on- and off-balance sheet liquidity. The Company has access to FHLB advances and the Federal Reserve Bank ("FRB") Discount Window. The Company's available liquidity sources at June 30, 2025 represented a coverage ratio of 41.1% of total deposits and 100.4% of estimated uninsured deposits.

The following table summarizes the Company's available liquidity:

	Quarter Ended
	June 30, 2025	March 31, 2025
	(Dollars in thousands)
On-balance sheet liquidity
Cash and cash equivalents	$254,096	$248,660
Unencumbered investment securities available for sale (1)	655,876	698,132
Total on-balance sheet liquidity	$909,972	$946,792
Off-balance sheet liquidity
FRB borrowing availability	$346,307	$365,624
FHLB borrowing availability (2)	977,805	1,084,304
Fed funds line borrowing availability with correspondent banks	145,000	145,000
Total off-balance sheet liquidity	$1,469,112	$1,594,928
Total available liquidity	$2,379,084	$2,541,720
(1) Investment securities available for sale at fair value.
(2) Includes FHLB total borrowing availability of $1.24 billion at June 30, 2025 based on pledged assets, however, maximum credit capacity is 45% of the Bank's total assets one quarter in arrears or $3.21 billion.

Net Interest Margin and Net Interest Income
The net interest margin increased seven basis points to 3.51% during the second quarter of 2025 from 3.44% during the first quarter of 2025.
The yield on interest earning assets increased six basis points to 5.01% for the second quarter of 2025, compared to 4.95% for the first quarter of 2025. The yield on loans receivable increased five basis points to 5.50% during the second quarter of 2025, compared to 5.45% during the first quarter of 2025 as new loans were booked and adjustable rate loans repriced at higher rates.
The cost of interest bearing deposits increased two basis points to 1.94% for the second quarter of 2025 from 1.92% for the first quarter of 2025. This increase was primarily due to an increase in rates on interest bearing demand and money market accounts during the quarter, offset partially by a decrease in certificate of deposit rates.
Net interest income increased $1.3 million, or 2.4%, during the second quarter of 2025 compared to the first quarter of 2025 due to a $1.1 million increase in total interest income and a decrease in interest expense of $0.2 million.
The net interest margin increased 24 basis points to 3.51% from 3.27% compared to the same period in the prior year. Net interest income increased $3.9 million, or 7.6%, during the second quarter of 2025 compared to the second quarter of 2024. The increase was due to a change in the mix of earning assets to higher yielding loan balances and a decrease in borrowing interest expense due to lower average balances, partially offset by an increase in deposit interest expense resulting from increased average balances and rates.
The following table provides relevant net interest income information for the periods indicated:

	Quarter Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Loans receivable (2)(3)	$4,768,558	$65,373	5.50%	$4,793,917	$64,436	5.45%	$4,466,499	$60,608	5.46%
Taxable securities	1,374,770	11,579	3.38	1,427,976	11,739	3.33	1,685,795	14,156	3.38
Nontaxable securities (3)	15,294	137	3.59	15,686	139	3.59	18,812	165	3.53
Interest earning deposits	127,687	1,411	4.43	96,118	1,052	4.44	121,539	1,653	5.47
Total interest earning assets	6,286,309	78,500	5.01%	6,333,697	77,366	4.95%	6,292,645	76,582	4.89%
Noninterest earning assets	760,634			769,530			814,146
Total assets	$7,046,943			$7,103,227			$7,106,791
Interest Bearing Liabilities:
Certificates of deposit	$979,997	$9,349	3.83%	$980,336	$9,670	4.00%	$838,285	$9,128	4.38%
Savings accounts	425,703	288	0.27	426,321	293	0.28	453,099	190	0.17

	Quarter Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest bearing demand and money market accounts	2,770,352	10,513	1.52	2,705,686	9,526	1.43	2,625,593	9,135	1.40
Total interest bearing deposits	4,176,052	20,150	1.94	4,112,343	19,489	1.92	3,916,977	18,453	1.89
Junior subordinated debentures	22,165	472	8.54	22,086	471	8.65	21,874	539	9.91
Borrowings	245,663	2,895	4.73	320,286	3,716	4.71	500,230	6,477	5.21
Total interest bearing liabilities	4,443,880	23,517	2.12%	4,454,715	23,676	2.16%	4,439,081	25,469	2.31%
Noninterest demand deposits	1,602,987			1,631,268			1,638,262
Other noninterest bearing liabilities	120,268			150,615			186,010
Stockholders’ equity	879,808			866,629			843,438
Total liabilities and stockholders’ equity	$7,046,943			$7,103,227			$7,106,791
Net interest income and spread		$54,983	2.89%		$53,690	2.79%		$51,113	2.58%
Net interest margin			3.51%			3.44%			3.27%
(1) Annualized; average balances are calculated using daily balances.
(2) Average loans receivable includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable includes the amortization of net deferred loan fees of $903,000, $753,000 and $971,000 for the second quarter of 2025, first quarter of 2025 and second quarter of 2024, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

Noninterest Income
Noninterest income decreased $2.4 million to $1.5 million during the second quarter of 2025 from $3.9 million during the first quarter of 2025. The decrease was due primarily to higher losses resulting from the above-referenced sale of investment securities recognized in the second quarter of 2025 as part of the strategic repositioning of the balance sheet, compared to losses recognized in the prior quarter. The decrease was partially offset by an increase in BOLI income due to death benefit proceeds and an increase in card revenue due to increased card activity.
Noninterest income decreased $3.7 million from the same period in 2024 due primarily to higher losses resulting from the above-referenced sale of investment securities recognized in the second quarter of 2025 as part of the strategic repositioning of the balance sheet, compared to losses recognized in the same quarter in 2024. The decrease was partially offset by an increase in BOLI income as a result of BOLI restructuring which occurred in the fourth quarter of 2024 and an increase in other income primarily due to an increase in FHLB dividend income.
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	June 30, 2025	March 31, 2025	June 30, 2024	$	%	$	%
	(Dollars in thousands)
Service charges and other fees	$2,932	$2,975	$2,817	$(43)	(1.4)%	$115	4.1%
Card revenue	2,008	1,733	1,930	275	15.9	78	4.0
Loss on sale of investment securities	(6,854)	(3,887)	(1,921)	(2,967)	(76.3)	(4,933)	(256.8)
Interest rate swap fees	19	—	52	19	—	(33)	(63.5)
Bank owned life insurance income	1,280	918	931	362	39.4	349	37.5
Gain on sale of other assets, net	5	3	49	2	66.7	(44)	(89.8)
Other income	2,127	2,161	1,388	(34)	(1.6)	739	53.2
Total noninterest income (loss)	$1,517	$3,903	$5,246	$(2,386)	(61.1)%	$(3,729)	(71.1)%

Noninterest Expense
Noninterest expense decreased $0.3 million, or 0.7%, to $41.1 million during the second quarter of 2025, compared to $41.4 million in the first quarter of 2025, due primarily to a decrease in compensation and employee benefits resulting from a decrease in payroll taxes, offset partially by an increase in salary expense due to annual merit increases in base pay. Data processing expense decreased primarily due to a decline in ongoing costs resulting from technology-related contract renewals. Professional fees increased due primarily to consulting costs related to technology-related contract renewals.
Noninterest expense increased $2.0 million, or 5.1%, during the second quarter of 2025 compared to the same period in 2024 due primarily to an increase in compensation and employee benefits due to annual merit increases in base pay. Professional fees increased due primarily to consulting costs related to technology-related contract renewals recognized in the second quarter of 2025.
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	June 30, 2025	March 31, 2025	June 30, 2024	$	%	$	%
	(Dollars in thousands)
Compensation and employee benefits	$25,467	$25,799	$24,448	$(332)	(1.3)%	$1,019	4.2%
Occupancy and equipment	4,840	4,926	4,765	(86)	(1.7)	75	1.6
Data processing	3,666	3,897	3,584	(231)	(5.9)	82	2.3
Marketing	336	335	244	1	0.3	92	37.7
Professional services	1,122	734	795	388	52.9	327	41.1
State/municipal business and use taxes	1,205	1,220	1,160	(15)	(1.2)	45	3.9
Federal deposit insurance premium	810	812	812	(2)	(0.2)	(2)	(0.2)
Amortization of intangible assets	302	303	421	(1)	(0.3)	(119)	(28.3)
Other expense	3,337	3,357	2,867	(20)	(0.6)	470	16.4
Total noninterest expense	$41,085	$41,383	$39,096	$(298)	(0.7)%	$1,989	5.1%

Income Tax Expense
Income tax expense was $2.2 million during the second quarter of 2025 and first quarter of 2025. The Company recognized $515,000 in income tax expense related to the surrender of $8.5 million in BOLI policies during the second quarter of 2025.
Income tax expense increased $0.4 million in the second quarter of 2025 compared to same period in 2024 due primarily to a higher effective tax rate during the second quarter of 2025.
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Change
	June 30, 2025	March 31, 2025	June 30, 2024	Quarter Over Quarter	Prior Year Quarter
	(Dollars in thousands)
Income before income taxes	$14,459	$16,159	$15,995	$(1,700)	$(1,536)
Income tax expense	$2,244	$2,248	$1,836	$(4)	$408
Effective income tax rate	15.5%	13.9%	11.5%	1.6%	4.0%

Dividends
On July 23, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share. The dividend is payable on August 20, 2025 to shareholders of record as of the close of business on August 6, 2025.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, July 24, 2025 at 10:00 a.m. Pacific time. To access the call, please dial (833) 470-1428 -- access code 464904 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through July 31, 2025 by dialing (866) 813-9403 -- access code 276171.
About Heritage Financial Corporation
Heritage Financial Corporation is an Olympia, Washington-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a network of 50 branches and one loan production office in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island, Washington. The Company's stock is traded on the Nasdaq Global Select Market under the symbol “HFWA.” More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Bryan McDonald, President and Chief Executive Officer, (360) 943-1500
Don Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believes," "expects," "anticipates," "estimates," “forecasts,” "intends," “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” "will," “should,” "would," and "could," as well as the negative of such words. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, the following: potential adverse impacts to economic conditions nationally or in our local market areas, other markets where we have lending relationships, or other aspects of our business operations or financial markets including, without limitation, as a result of credit quality deterioration, pronounced and sustained reductions in real estate market values, employment levels, labor shortages, and potential recession or slowed economic growth; effects on the U.S. economy resulting from the threat or implementation of, or changes to existing, policies and executive orders, including the imposition of tariffs, changes to immigration policy, regulatory and other governmental agencies, DEI and ESG initiatives, consumer protection, foreign policy, and tax regulations; changes in the interest rate environment which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the level and impact of inflation and the current and future monetary policies of the Board of Governors of the Federal Reserve System in response thereto; legislative or regulatory changes that adversely affect our business, including changes in banking, securities, and tax law, in regulatory policies and principles, or the interpretation and prioritization of such rules and regulations; credit and interest rate risks associated with our business, customers, borrowings, repayment, investment, and deposit practices; fluctuations in deposits and deposit concentrations; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; fluctuations in the value of our investment securities; credit risks and risks from concentrations (by type of geographic area, collateral and industry) within our loan portfolio; disruptions, security breaches, insider fraud, cybersecurity incidents or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform critical processing functions for our business, including sophisticated attacks using artificial intelligence and similar tools; rapid technological changes implemented by us and other parties in the financial services industry; including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequence to us and our customers, including the development and implementation of tools incorporating artificial intelligence; increased competition in the financial services industry from non-banks such as credit unions and financial technology companies, including digital asset service providers; our ability to adapt successfully to technological changes to compete effectively in the marketplace, including as a result of competition from other commercial banks, mortgage banking firms, credit unions, securities brokerage firms, insurance companies, and Fintech companies; effects of critical accounting policies and judgments, including the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; the commencement, costs, effects and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; loss of, or inability to attract, key personnel; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business and the businesses of our clients; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; our success at managing and responding to the risks involved in the foregoing items; and other factors described in our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) which are available on our website at www.hf-wa.com and on the SEC's website at www.sec.gov. We caution readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to us and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except shares)

	June 30, 2025	March 31, 2025	December 31, 2024
Assets
Cash on hand and in banks	$90,754	$89,072	$58,821
Interest earning deposits	163,342	159,588	58,279
Cash and cash equivalents	254,096	248,660	117,100
Investment securities available for sale, at fair value (amortized cost of $704,207, $772,086 and $835,592, respectively)	656,452	716,342	764,394
Investment securities held to maturity, at amortized cost (fair value of $629,658, $632,648 and $623,452, respectively)	689,822	697,561	703,285
Total investment securities	1,346,274	1,413,903	1,467,679
Loans receivable	4,774,855	4,764,848	4,802,123
Allowance for credit losses on loans	(52,529)	(52,160)	(52,468)
Loans receivable, net	4,722,326	4,712,688	4,749,655
Premises and equipment, net	71,111	71,079	71,580
Federal Home Loan Bank stock, at cost	16,107	16,160	21,538
Bank owned life insurance	104,456	112,656	111,699
Accrued interest receivable	18,559	19,651	19,483
Prepaid expenses and other assets	294,225	291,276	303,452
Other intangible assets, net	2,548	2,850	3,153
Goodwill	240,939	240,939	240,939
Total assets	$7,070,641	$7,129,862	$7,106,278

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$1,584,231	$1,621,890	$1,654,955
Interest bearing deposits	4,200,182	4,223,445	4,029,658
Total deposits	5,784,413	5,845,335	5,684,613
Borrowings	263,200	264,400	383,000
Junior subordinated debentures	22,204	22,131	22,058
Accrued expenses and other liabilities	112,612	116,481	153,080
Total liabilities	6,182,429	6,248,347	6,242,751

Common stock	528,758	532,124	531,674
Retained earnings	396,643	392,737	387,097
Accumulated other comprehensive loss, net	(37,189)	(43,346)	(55,244)
Total stockholders' equity	888,212	881,515	863,527
Total liabilities and stockholders' equity	$7,070,641	$7,129,862	$7,106,278

Shares outstanding	33,953,194	34,105,516	33,990,827

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Interest Income
Interest and fees on loans	$65,373	$64,436	$60,608	$129,809	$118,470
Taxable interest on investment securities	11,579	11,739	14,156	23,318	28,990
Nontaxable interest on investment securities	137	139	165	276	346
Interest on interest earning deposits	1,411	1,052	1,653	2,463	3,129
Total interest income	78,500	77,366	76,582	155,866	150,935
Interest Expense
Deposits	20,150	19,489	18,453	39,639	34,841
Junior subordinated debentures	472	471	539	943	1,086
Borrowings	2,895	3,716	6,477	6,611	12,365
Total interest expense	23,517	23,676	25,469	47,193	48,292
Net interest income	54,983	53,690	51,113	108,673	102,643
Provision for credit losses	956	51	1,268	1,007	2,660
Net interest income after provision for credit losses	54,027	53,639	49,845	107,666	99,983
Noninterest Income
Service charges and other fees	2,932	2,975	2,817	5,907	5,605
Card revenue	2,008	1,733	1,930	3,741	3,769
Loss on sale of investment securities, net	(6,854)	(3,887)	(1,921)	(10,741)	(11,894)
Gain on sale of loans, net	—	—	—	—	26
Interest rate swap fees	19	—	52	19	52
Bank owned life insurance income	1,280	918	931	2,198	1,851
Gain on sale of other assets, net	5	3	49	8	49
Other income	2,127	2,161	1,388	4,288	2,888
Total noninterest income (loss)	1,517	3,903	5,246	5,420	2,346
Noninterest Expense
Compensation and employee benefits	25,467	25,799	24,448	51,266	49,924
Occupancy and equipment	4,840	4,926	4,765	9,766	9,697
Data processing	3,666	3,897	3,584	7,563	6,915
Marketing	336	335	244	671	455
Professional services	1,122	734	795	1,856	1,362
State/municipal business and use taxes	1,205	1,220	1,160	2,425	2,460
Federal deposit insurance premium	810	812	812	1,622	1,607
Amortization of intangible assets	302	303	421	605	842
Other expense	3,337	3,357	2,867	6,694	6,204
Total noninterest expense	41,085	41,383	39,096	82,468	79,466
Income before income taxes	14,459	16,159	15,995	30,618	22,863
Income tax expense	2,244	2,248	1,836	4,492	2,956
Net income	$12,215	$13,911	$14,159	$26,126	$19,907

Basic earnings per share	$0.36	$0.41	$0.41	$0.77	$0.58
Diluted earnings per share	$0.36	$0.40	$0.41	$0.76	$0.57
Dividends declared per share	$0.24	$0.24	$0.23	$0.48	$0.46
Average shares outstanding - basic	34,028,592	34,012,490	34,609,900	34,037,067	34,717,685
Average shares outstanding - diluted	34,446,710	34,506,238	34,919,395	34,512,260	35,127,407

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Average Balances, Yields, and Rates Paid:

	Six Months Ended June 30,
	2025			2024
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable(2)(3)	$4,781,167	$129,809	5.48%	$4,409,315	$118,470	5.40%
Taxable securities	1,401,226	23,318	3.36	1,748,252	28,990	3.33
Nontaxable securities(3)	15,489	276	3.59	20,057	346	3.47
Interest earning deposits	111,990	2,463	4.44	115,136	3,129	5.47
Total interest earning assets	6,309,872	155,866	4.98%	6,292,760	150,935	4.82%
Noninterest earning assets	765,058			806,861
Total assets	$7,074,930			$7,099,621
Interest Bearing Liabilities:
Certificates of deposit	$980,166	$19,019	3.91%	$786,050	$16,799	4.30%
Savings accounts	426,010	581	0.28	464,087	420	0.18
Interest bearing demand and money market accounts	2,738,197	20,039	1.48	2,642,796	17,622	1.34
Total interest bearing deposits	4,144,373	39,639	1.93	3,892,933	34,841	1.80
Junior subordinated debentures	22,126	943	8.59	21,837	1,086	10.00
Borrowings	282,768	6,611	4.71	500,445	12,365	4.97
Total interest bearing liabilities	4,449,267	47,193	2.14%	4,415,215	48,292	2.20%
Noninterest demand deposits	1,617,050			1,647,697
Other noninterest bearing liabilities	135,358			191,516
Stockholders’ equity	873,255			845,193
Total liabilities and stockholders’ equity	$7,074,930			$7,099,621
Net interest income and spread		$108,673	2.84%		$102,643	2.62%
Net interest margin			3.47%			3.28%
(1) Average balances are calculated using daily balances.
(2) Average loans receivable includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable includes the amortization of net deferred loan fees of $1.7 million and $1.8 million for the six months ended June 30, 2025 and 2024, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Allowance for Credit Losses on Loans:
Balance, beginning of period	$52,160	$52,468	$49,736	$52,468	$47,999
Provision for credit losses on loans	863	(9)	1,470	854	3,174
Charge-offs:
Commercial business	(454)	(222)	(312)	(676)	(389)
Consumer	(104)	(154)	(238)	(258)	(361)
Total charge-offs	(558)	(376)	(550)	(934)	(750)
Recoveries:
Commercial business	18	26	518	44	735
Consumer	46	51	45	97	61
Total recoveries	64	77	563	141	796
Net (charge-offs) recoveries	(494)	(299)	13	(793)	46
Balance, end of period	$52,529	$52,160	$51,219	$52,529	$51,219
Net charge-offs on loans to average loans receivable annualized	0.04%	0.03%	—%	0.03%	—%

	June 30, 2025	March 31, 2025	December 31, 2024
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$2,916	$3,455	$3,919
Residential real estate	832	832	—
Real estate construction and land development	5,969	—	—
Consumer	148	151	160
Total nonaccrual loans	9,865	4,438	4,079
Accruing loans past due 90 days or more	8,613	—	1,195
Total nonperforming loans	18,478	4,438	5,274
Other real estate owned	—	—	—
Nonperforming assets	$18,478	$4,438	$5,274

ACL on loans to:
Loans receivable	1.10%	1.09%	1.09%
Nonaccrual loans	532.48%	1,175.30%	1,286.30%
Nonaccrual loans to loans receivable	0.21%	0.09%	0.08%
Nonperforming loans to loans receivable	0.39%	0.09%	0.11%
Nonperforming assets to total assets	0.26%	0.06%	0.07%

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Earnings:
Net interest income	$54,983	$53,690	$53,763	$52,958	$51,113
Provision for credit losses	956	51	1,183	2,439	1,268
Noninterest income	1,517	3,903	3,290	1,837	5,246
Noninterest expense	41,085	41,383	39,540	39,290	39,096
Net income	12,215	13,911	11,928	11,423	14,159
Basic earnings per share	$0.36	$0.41	$0.35	$0.33	$0.41
Diluted earnings per share	$0.36	$0.40	$0.34	$0.33	$0.41
Adjusted diluted earnings per share (1)	$0.53	$0.49	$0.51	$0.45	$0.45
Average Balances:
Loans receivable	$4,768,558	$4,793,917	$4,717,748	$4,606,856	$4,466,499
Total investment securities	1,390,064	1,443,662	1,530,348	1,622,011	1,704,607
Total interest earning assets	6,286,309	6,333,697	6,367,371	6,379,251	6,292,645
Total assets	7,046,943	7,103,227	7,149,294	7,182,921	7,106,791
Total interest bearing deposits	4,176,052	4,112,343	4,011,793	3,997,496	3,916,977
Total noninterest demand deposits	1,602,987	1,631,268	1,703,357	1,677,984	1,638,262
Stockholders' equity	879,808	866,629	868,308	857,799	843,438
Financial Ratios:
Return on average assets (2)	0.70%	0.79%	0.66%	0.63%	0.80%
Return on average common equity (2)	5.57	6.51	5.46	5.30	6.75
Return on average tangible common equity (1)(2)	7.85	9.22	7.81	7.62	9.74
Adjusted return on average tangible common equity (1)(2)	11.59	11.21	11.59	10.42	10.74
Efficiency ratio	72.7	71.9	69.3	71.7	69.4
Adjusted efficiency ratio (1)	64.9	67.3	64.4	65.2	67.1
Noninterest expense to average total assets (2)	2.34	2.36	2.20	2.18	2.21
Net interest spread (2)	2.89	2.79	2.66	2.59	2.58
Net interest margin (2)	3.51	3.44	3.36	3.30	3.27
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	As of or for the Quarter Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Select Balance Sheet:
Total assets	$7,070,641	$7,129,862	$7,106,278	$7,153,363	$7,059,857
Loans receivable	4,774,855	4,764,848	4,802,123	4,679,479	4,532,615
Total investment securities	1,346,274	1,413,903	1,467,679	1,572,179	1,658,590
Total deposits	5,784,413	5,845,335	5,684,613	5,708,492	5,515,652
Noninterest demand deposits	1,584,231	1,621,890	1,654,955	1,682,219	1,599,367
Stockholders' equity	888,212	881,515	863,527	874,514	850,507
Financial Measures:
Book value per share	$26.16	$25.85	$25.40	$25.61	$24.66
Tangible book value per share (1)	18.99	18.70	18.22	18.45	17.56
Stockholders' equity to total assets	12.6%	12.4%	12.2%	12.2%	12.0%
Tangible common equity to tangible assets (1)	9.4	9.3	9.0	9.1	8.9
Loans to deposits ratio	82.5	81.5	84.5	82.0	82.2
Regulatory Capital Ratios:(2)
Common equity tier 1 capital ratio	12.2%	12.2%	12.0%	12.3%	12.6%
Leverage ratio	10.3	10.2	10.0	9.9	10.1
Tier 1 capital ratio	12.6	12.6	12.4	12.7	13.0
Total capital ratio	13.6	13.6	13.3	13.6	13.9
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.10%	1.09%	1.09%	1.10%	1.13%
Nonaccrual loans	532.5	1,175.3	1,286.3	1,194.9	1,338.7
Nonaccrual loans to loans receivable	0.21	0.09	0.08	0.09	0.08
Nonperforming loans to loans receivable	0.39	0.09	0.11	0.21	0.18
Nonperforming assets to total assets	0.26	0.06	0.07	0.13	0.12
Net charge-offs on loans to average loans receivable (3)	0.04	0.03	0.00	0.22	0.00
Criticized Loans by Credit Quality Rating:
Special mention	$114,146	$113,704	$110,725	$99,078	$93,694
Substandard	99,715	64,387	68,318	71,977	82,496
Other Metrics:
Number of branches	50	50	50	50	50
Deposits per branch	$115,688	$116,907	$113,692	$114,170	$110,313
Average number of full-time equivalent employees	747	757	751	749	748
Average assets per full-time equivalent employee	9,434	9,383	9,520	9,590	9,501
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

This earnings release contains certain financial measures not presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the non-GAAP financial measures used in this earnings release to the comparable GAAP financial measures are presented below.

The Company believes that presenting the adjusted diluted earnings per share provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Diluted Earnings per Share and Adjusted Diluted Earnings per Share:
Net income (GAAP)	$12,215	$13,911	$11,928	$11,423	$14,159
Exclude loss on sale of investment securities, net	6,854	3,887	3,903	6,945	1,921
Exclude gain on sale of premises and equipment	(5)	(3)	(23)	(1,480)	(49)
Exclude tax effect of adjustment	(1,438)	(816)	(815)	(1,148)	(393)
Exclude BOLI restructuring costs included in BOLI Income	—	—	508	—	—
Exclude tax expense related to BOLI restructuring	515	—	2,371	—	—
Adjusted net income (non-GAAP)	$18,141	$16,979	$17,872	$15,740	$15,638

Average number of diluted shares outstanding	34,446,710	34,506,238	34,553,139	34,658,674	34,919,395

Diluted earnings per share (GAAP)	$0.36	$0.40	$0.34	$0.33	$0.41
Adjusted diluted earnings per share (non-GAAP)	$0.53	$0.49	$0.51	$0.45	$0.45

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$888,212	$881,515	$863,527	$874,514	$850,507
Exclude intangible assets	(243,487)	(243,789)	(244,092)	(244,491)	(244,890)
Tangible common equity (non-GAAP)	$644,725	$637,726	$619,435	$630,023	$605,617

Total assets (GAAP)	$7,070,641	$7,129,862	$7,106,278	$7,153,363	$7,059,857
Exclude intangible assets	(243,487)	(243,789)	(244,092)	(244,491)	(244,890)
Tangible assets (non-GAAP)	$6,827,154	$6,886,073	$6,862,186	$6,908,872	$6,814,967

Stockholders' equity to total assets (GAAP)	12.6%	12.4%	12.2%	12.2%	12.0%
Tangible common equity to tangible assets (non-GAAP)	9.4%	9.3%	9.0%	9.1%	8.9%

Shares outstanding	33,953,194	34,105,516	33,990,827	34,153,539	34,496,197

Book value per share (GAAP)	$26.16	$25.85	$25.40	$25.61	$24.66
Tangible book value per share (non-GAAP)	$18.99	$18.70	$18.22	$18.45	$17.56

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated. The Company believes that presenting an adjusted return on tangible common equity ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	Quarter Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$12,215	$13,911	$11,928	$11,423	$14,159
Add amortization of intangible assets	302	303	399	399	421
Exclude tax effect of adjustment	(63)	(64)	(84)	(84)	(88)
Tangible net income (non-GAAP)	$12,454	$14,150	$12,243	$11,738	$14,492

Tangible net income (non-GAAP)	$12,454	$14,150	$12,243	$11,738	$14,492
Exclude loss on sale of investment securities, net	6,854	3,887	3,903	6,945	1,921
Exclude gain on sale of premises and equipment	(5)	(3)	(23)	(1,480)	(49)
Exclude tax effect of adjustment	(1,438)	(816)	(815)	(1,148)	(393)
Exclude BOLI restructuring costs included in BOLI Income	—	—	508	—	—
Exclude tax expense related to BOLI restructuring	515	—	2,371	—	—
Adjusted tangible net income (non-GAAP)	$18,380	$17,218	$18,187	$16,055	$15,971

Average stockholders' equity (GAAP)	$879,808	$866,629	$868,308	$857,799	$843,438
Exclude average intangible assets	(243,651)	(243,945)	(244,302)	(244,706)	(245,106)
Average tangible common stockholders' equity (non-GAAP)	$636,157	$622,684	$624,006	$613,093	$598,332

Return on average common equity, annualized (GAAP)	5.57%	6.51%	5.46%	5.30%	6.75%
Return on average tangible common equity, annualized (non-GAAP)	7.85%	9.22%	7.81%	7.62%	9.74%
Adjusted return on average tangible common equity, annualized (non-GAAP)	11.59%	11.21%	11.59%	10.42%	10.74%

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company believes that presenting an adjusted efficiency ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	Quarter Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Adjusted Efficiency Ratio :
Total noninterest expense (GAAP)	$41,085	$41,383	$39,540	$39,290	$39,096
Net interest income (GAAP)	$54,983	$53,690	$53,763	$52,958	$51,113

Total noninterest income (GAAP)	$1,517	$3,903	$3,290	$1,837	$5,246
Exclude loss on sale of investment securities, net	6,854	3,887	3,903	6,945	1,921
Exclude gain on sale of premises and equipment	(5)	(3)	(23)	(1,480)	(49)
Exclude BOLI restructuring costs included in BOLI Income	—	—	508	—	—
Adjusted total noninterest income (non-GAAP)	$8,366	$7,787	$7,678	$7,302	$7,118

Efficiency ratio (GAAP)	72.7%	71.9%	69.3%	71.7%	69.4%
Adjusted efficiency ratio (non-GAAP)	64.9%	67.3%	64.4%	65.2%	67.1%